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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    ______________


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) of the
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported):  June 25, 1996


                               BT Financial Corporation
                (Exact name of registrant as specified in its charter)



                     Pennsylvania         0-12377           25-1441348
          (State or other jurisdiction  (Commission        (IRS Employer
                of incorporation)       File Number)    Identification No.)



                  551 Main Street, Johnstown, Pennsylvania  15901
               (Address of principal executive offices)     (Zip code)



          Registrant's telephone number, including area code: 814-532-3801



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          Item 2.   Acquisition or Disposition of Assets.

                    On June 25, 1996, Moxham Bank Corporation, a
          Pennsylvania corporation and bank holding company ("Moxham"), was merged (the "Merger") with and into BT Financial Corporation, a Pennsylvania corporation and bank holding company (the "Company"), pursuant to an Agreement and Plan of Reorganization dated January 12, 1996, as amended by the Letter Agreement dated May 17, 1996 (the "Merger Agreement"), by and between the Company and Moxham, which is incorporated herein by reference to Annex A of Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-02673) dated May 17, 1996 pursuant to Exchange Act Rule 12b-23. Moxham had two banking subsidiaries, The Moxham National Bank of Johnstown, a national banking association ("Moxham Bank"), and The First National Bank of Garrett, a national banking association ("Garrett"), both of which, subsequent to the Merger, were merged with and into Johnstown Bank and Trust Company, a Pennsylvania bank and trust company and wholly owned subsidiary of the Company ("Johnstown Bank").
          Moxham also had a non-banking subsidiary, Moxham Community Development Corporation, which Moxham formed in 1992 to conduct community development activities.

                    Pursuant to the Merger Agreement, each holder ("Moxham Common Shareholder") of Moxham common stock, par value $2.00 per share ("Moxham Common Stock"), received the right to exchange each share of Moxham Common Stock for 1.15 shares of Company common stock, par value $5.00 per share ("Company Common Stock"), and each holder ("Moxham Preferred Shareholder") of Moxham Series A $8.00 cumulative convertible non-voting no-par-value preferred stock ("Moxham Preferred Stock") received the right to exchange each share of Moxham Preferred Stock for 6.325 shares of Company Common Stock. The shares of Company Common Stock received in exchange for Moxham Common Stock or Moxham Preferred Stock are hereinafter referred to as the "Merger Consideration." The Merger Consideration was determined by arms' length negotiations between representatives of the Company and Moxham. In lieu of fractional shares, each Moxham shareholder was entitled to receive a pro-rated cash payment, based on the price of one share of Company Common Stock as of June 25, 1996.

                    Pursuant to the Merger Agreement, four directors of Moxham, designated by Moxham and acceptable to the Company, became directors of the Company. Four directors of Moxham and one director of Garrett, designated by Moxham and acceptable to the Company, were named directors of Johnstown Bank. One director of Moxham was named a director of BT Management Trust Company, a Pennsylvania trust company and wholly owned subsidiary of the Company.

                    Johnstown Bank acquired all of the branch offices of Moxham Bank and Garrett. Certain branches of Moxham Bank, Garrett, Johnstown Bank, and Laurel Bank (a Pennsylvania bank and



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          wholly owned subsidiary of the Company) will be relocated into certain Johnstown Bank branches or certain former Moxham Bank branches. Johnstown Bank will operate all branches of Moxham Bank and Garrett that are not relocated as Johnstown Bank branches. The Company's subsidiary banks will continue to operate all of their respective branches that are not relocated as they had prior to the Merger. Johnstown Bank will relocate the branch of Johnstown Bank located at 112 North Market Street, Ligonier, Pennsylvania, and the former Moxham Bank branch located at #1 Ligonier Valley Mini Mall, Ligonier, Pennsylvania, and transfer the accounts of those branches to the former Moxham Bank branch located at 402 West Main Street, Ligonier, Pennsylvania. Johnstown Bank will relocate the former Moxham Bank branch located at 1231 Scalp Avenue, Johnstown, Pennsylvania, and transfer the accounts of that branch to the Johnstown Bank branch located at 1458 Scalp Avenue, Johnstown, Pennsylvania. Johnstown Bank will relocate the branch of Johnstown Bank located at Jefferson Avenue Extension, Windber, Pennsylvania, and transfer the accounts of that branch to the former Moxham Bank branch located at 415 Park Place, Windber, Pennsylvania. Johnstown Bank will relocate the former Garrett branch located at 262 East Main Street, Somerset, Pennsylvania, and transfer the accounts of that branch to the Johnstown Bank branch located at 121 South Center Avenue, Somerset, Pennsylvania. Johnstown Bank will relocate the former Moxham Bank branch located at 407 Main Street, Johnstown, Pennsylvania, and transfer the accounts of that branch to either the Johnstown Bank branch located at 532-534 Main Street, Johnstown, Pennsylvania, or the Johnstown Bank branch located at 142 Walnut Street, Johnstown, Pennsylvania. Laurel Bank will relocate the branch of Laurel Bank located at 1304 William Penn Highway, Conemaugh, Pennsylvania, and transfer the accounts of that branch, at the discretion of that branch's customers, to either the former Moxham Bank branch located at 50 Main Street, Conemaugh, Pennsylvania, or the Johnstown Bank branch located at 2690 William Penn Avenue, Suite 5, Conemaugh, Pennsylvania.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                    (a)  Financial Statements of Businesses Acquired.

                         The financial statements of Moxham are
                    incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-02673) dated May 17, 1996.

                    (b)  Pro Forma Financial Information.

                         The pro forma financial information is
                    incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-02673) dated May 17, 1996.



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                     (c)  Exhibits.

                    Exhibit No.         Description
                    -----------         -----------
                    2.1                 Agreement and Plan of
                                        Reorganization dated January 12,
                                        1996, incorporated herein by
                                        reference to Annex A of Amendment
                                        No. 1 to the Company's Registration
                                        Statement on Form S-4 (No. 333-
                                        02673) dated May 17, 1996

                    2.2 Letter Agreement dated May 17, 1996 amending the Agreement and Plan of Reorganization, incorporated herein by reference to Annex A of Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-02673) dated May 17, 1996

                    99.1                Press Release dated June 25, 1996





























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                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BT Financial Corporation


          Date:  July 10, 1996          By:    /s/ John H. Anderson
                                             ------------------------
                                             John H. Anderson
                                             Chairman and Chief Executive
                                             Officer









































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                                    EXHIBIT INDEX



                                                                Sequential
          Exhibit No.            Description                     Page No.
          -----------            -----------                    ----------

           2.1                   Agreement and Plan of               *
                                 Reorganization dated
                                 January 12, 1996

           2.2                   Letter Agreement                    *
                                 dated May 17, 1996
                                 amending the Agreement
                                 and Plan of Reorganization

          99.1                   Press Release dated                 7
                                 June 25, 1996





                 * Incorporated herein by reference to Annex A of Amendment No. 1 to the Company's
                    Registration Statement on Form S-4 (No. 333-
                    02673) dated May 17, 1996.




























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                                     Exhibit 99.1


          NEW RELEASE
          Contact: John H. Anderson, Chairman and Chief Executive Officer For Release: Immediately


                             BT FINANCIAL CORPORATION AND
                       MOXHAM BANK CORPORATION FINALIZE MERGER

               JOHNSTOWN, PA (JUNE 25, 1996) - BT Financial Corporation (NASDAQ NNM: BTFC) has announced the completion of its inmarket merger with Moxham Bank Corporation (NASDAQ: MOXB). Moxham's two banks, Moxham National Bank, Johnstown, Pennsylvania, and First National Bank of Garrett, Garrett, Pennsylvania, will be merged into BTFC's largest affiliate, Johnstown Bank and Trust Company.

               According to the merger agreement, each Moxham common shareholder will receive 1.15 shares of BTFC common stock. The value of the transaction is approximately $41,016,000. At
          March 31, 1996, Moxham Bank Corporation had approximately $240 million in assets. Combined with the assets acquired through its acquisition of Armstrong County Trust, Kittanning, Pennsylvania, finalized earlier this month, BTFC's assets now total $1.5 billion.

               "We are pleased to again showcase our strong commitment to community banking excellence," said John H. Anderson, Chairman and Chief Executive Officer, BTFC. "This newest merger blends the best of each organization's products, services, branch networks and employees."

               A primary element of concern to both institutions was to keep job loss at a minimum. According to Anderson, a targeted reduction of 92 of Moxham's full time employees was established early on to satisfy the economics of the merger and enhance the franchise value for both institutions, their shareholders and the community. As a result of 19 voluntary retirements/resignations and 32 job vacancies left unfilled at BTFC in anticipation of the outplaced Moxham employees, the number of laid off workers has been reduced to 41. The laid off employees will receive severance packages, based on length of employment, and job placement assistance by Bizet and Company, a Pittsburgh-based outplacement counseling firm engaged by BTFC. In addition, these former employees will be given opportunities to bid on jobs as they become available within the company.

               "Because of the partial overlap of our markets, it is necessary to consolidate certain organizational aspects of our business as well as selected branches," Anderson said.




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               Bank and Trust will acquire ten Moxham and FNB offices
          located in Cambria, Somerset and Westmoreland counties. Over the next three months, however, due to the duplication of offices in certain areas, seven offices within both branch networks will be closed.

               Anderson announced that J. William Smith, Moxham's president and chief executive officer, was named a vice chairman of BTFC. "Bill Smith brings many years of dedicated senior management and customer relations experience to our management group. We welcome him and all the Moxham employees who are joining our team today."

               In closing, Anderson stressed that there is a new economic environment that is going to require forward thinking and inventive business solutions. He described advances in computer software and network systems that have enabled BTFC affiliates to profile their customers and anticipate their needs for products and services. Tailored products such as 24-hour banking and on-line computer banking for business customers are initiatives that translate into increased customer satisfaction and increased delivery systems efficiency. Demographic software has also helped identify niche market opportunities and a branch assessment program has further enhanced quality service.

               "We are at an advantage in being logistically close to the customer," Anderson said. "I believe Moxham Bank Corporation customers will discover many advantages in becoming part of our customer-driven, results-oriented organization."

               This news release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

               BT Financial Corporation is a bank holding company with headquarters at BT Financial Plaza, 551 Main Street, Johnstown, and assets totaling $1.5 billion. The Corporation's banking affiliates include Johnstown Bank and Trust Company, Johnstown; Fayette Bank, Uniontown; and Laurel Bank, Ebensburg. They serve 12 counties in southwestern Pennsylvania. BT Financial Corporation's other affiliates are BT Management Trust Company, a state-chartered trust company, and Bedford Associates, Inc., a real estate company.






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